STIFEL FINANCIAL CORP.
Form 8-K Dated November 8, 2005
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:
James M. Zemlyak
Chief Financial Officer
(314) 342-2228

For Immediate Release

Stifel Financial Corp. Reports Third Quarter Results

    Net Revenues Up 15%
    Net Income Up 15%

St. Louis, Missouri - November 8, 2005 - Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly net income of $4.9 million, or $0.39 per diluted share, on net revenues of $63.9 million for the quarter ended September 30, 2005, compared to net income of $4.3 million, or $0.35 per diluted share, on net revenues of $55.7 million for the comparable quarter of 2004. For the quarter ended September 30, 2005, the Company achieved pre-tax margin of 13% and a 14% return on average equity.

For the nine months ended September 30, 2005, the Company posted net income of $14.9 million, or $1.19 per diluted share, on net revenues of $188.0 million, compared with $16.2 million, or $1.32 per diluted share, on net revenues of $182.6 million, for the same period one year earlier. Net income for the nine-month period ended September 30, 2004 included a $1.0 million tax benefit, or $0.08 per diluted share, recorded in the first quarter, resulting from the settlement of a state tax matter covering a number of tax years. For the nine-month period ended September 30, 2005, the Company achieved pre-tax margin of 13% and a 15% return on average equity.

At September 30, 2005, the Company's equity was $146.4 million, resulting in book value per share of $14.89. During the first nine months of 2005, the Company repurchased 467,208 shares, under existing Board authorizations, at an average cost of $20.92 per share.

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "We are pleased with our performance in the quarter. In addition, our pending transaction with Legg Mason Capital Markets, scheduled to close on December 1, will be a transforming event which will almost double the firm's revenue. Our new platform will enhance our Company's ability to deliver on its "Of Choice" strategy."

Third Quarter Discussion

Net revenues for the quarter increased 15% to $63.9 million from $55.7 million in the prior year third quarter and remained virtually unchanged from the second quarter of 2005. Commission and principal transaction revenues increased 15% to $37.4 million from $32.6 million from the same period last year and increased 9% from the second quarter of 2005. Investment banking revenues increased 2% to $11.7 million in the third quarter of 2005 from $11.5 million in the prior year third quarter, but decreased 25% from the second quarter of 2005. Asset management and service fees increased 29% to $11.4 million from $8.9 million in the third quarter of 2004 and increased 13% from the second quarter of this year. Net interest increased 29% to $3.1 million from $2.4 million in the prior year third quarter, and increased 2% from the second quarter of 2005. Other revenues decreased 18% to $174,000 from $211,000 in the prior year third quarter, and decreased 77% from the second quarter of 2005.

Total non-interest expenses in the 2005 third quarter were $55.7 million, up 14% from $48.7 million in the same period of 2004, and increased 2% from the second quarter of 2005. Employee compensation and benefits increased 18% to $42.4 million from $35.9 million in the prior year third quarter and increased 2% from the second quarter of 2005. As a percentage of net revenues, compensation and benefits totaled 66.3% in the third quarter of 2005, 64.4% in the 2004 comparable quarter, and 65.0% in the second quarter of 2005. A portion of compensation and benefits includes transition pay in connection with the Company's expansion efforts. Excluding these expenses, compensation and benefits as a percentage of net revenues totaled 62.1% in the third quarter of 2005, 60.6% in the 2004 comparable quarter, and 61.2% in the second quarter of 2005. Excluding compensation and benefits, non-interest expenses increased 4% from the prior year third quarter and increased 2% from the second quarter of 2005.

Nine-Month Discussion

Net revenues for the year increased 3% to $188.0 million from $182.6 million in the prior year. Commission and principal transaction revenues increased 1% to $107.0 million from $106.0 million in the same period last year. Investment banking revenues decreased 2% to $41.1 million in 2005 from $41.8 million in the prior year. Asset management and service fees increased 17% to $31.0 million from $26.6 million in 2004. Net interest increased 34% to $8.6 million from $6.4 million in the prior year. Other revenues decreased 83% to $292,000 from $1.8 million in the prior year.

Total non-interest expenses in 2005 were $163.3 million, increasing 4% from $157.4 million in the same period of 2004. Employee compensation and benefits increased 5% to $124.7 million from $119.2 million in the prior year. As a percentage of net revenues, compensation and benefits totaled 66.3% in 2005, and 65.3% in 2004. A portion of compensation and benefits includes transition pay in connection with the Company's expansion efforts. Excluding these expenses, compensation and benefits as a percentage of net revenues totaled 62.4% in 2005 and 61.7% in the comparable nine-month period of 2004. Excluding compensation and benefits, non-interest expenses increased 1% from the prior year.

Business Segment Results for the Three Months Ended September 30, 2005:

    Private Client Group ("PCG") net revenues for the third quarter of 2005 were $51.3 million, an increase of 20% from the third quarter of 2004, and a 6% increase from the second quarter of 2005. PCG recorded an operating contribution of $12.7 million, a 21% increase from the third quarter of 2004, and an increase of 10% from the second quarter of this year.

    Equity Capital Markets ("ECM") recorded net revenues of $8.3 million, a 2% decrease from the same quarter last year and an 11% decrease from the second quarter of 2005. ECM operating contribution totaled $2.3 million, a 10% increase from the third quarter of 2004 and a 29% decrease from the second quarter of 2005. The Company lead or co-managed 22 equity, debt, closed end funds, or trust preferred offerings during the third quarter 2005, compared to 19 in the same period one year earlier and 23 during the second quarter 2005.

    Fixed Income Capital Markets ("FICM") posted net revenues of $3.0 million, a decrease of 17% from the prior year third quarter and a decrease of 35% from the previous quarter. During the 2005 third quarter, FICM recorded an operating loss of $36,000, a decrease of $599,000 from the prior year third quarter and a decrease of 921,000 from the previous quarter. The FICM senior or co-managed 29 offerings during the third quarter 2005 compared to 29 offerings in the same period one year earlier and 24 offerings during the second quarter 2005.

Business Segment Results for the Nine Months Ended September 30, 2005:

    PCG net revenues for 2005 were $146.7 million, an increase of 5% from the same period of 2004. PCG operating contribution totaled $35.5 million, a 2% decrease from the same period one-year earlier.

    Equity Capital Markets recorded revenues of $26.3 million, a 8% decrease from the same period last year. ECM operating contribution totaled $8.4 million, a 1% decrease from 2004. The Company lead or co-managed 65 equity, debt, closed end funds, or trust preferred offerings during the first nine months of 2005, compared to 60 in the same period one year earlier.

    Fixed Income Capital Markets posted net revenues of $11.7 million, unchanged from the prior year first nine months. During 2005, FICM recorded an operating contribution of $1.4 million, a decrease of 8% from the prior year. FICM managed or co-managed 109 offerings in the first nine months of 2005 compared to 111 offerings in the same period one year earlier.

Legg Mason Capital Markets Pending Acquisition

The Company entered into an agreement with Citigroup, Inc. to acquire substantially all of the Legg Mason capital markets ("LM Capital Markets") business for an amount equal to the net book value of assets being acquired, plus a premium of up to $37.0 million. The closing is anticipated to occur on December 1, 2005, at which time the Company will pay an amount equal to the net book value of assets and $7.0 million of the $37.0 million premium. The remaining premium of up to $30.0 million will be paid over three years beginning in 2006 if certain performance thresholds are met.

The Company is offering the LM Capital Markets personnel that are joining the Company the right to purchase in the aggregate, up to 1,200,000 shares of Stifel Financial Corp. common stock at $25.00 per share in a private placement. The Company will incur a one time non-cash after tax charge to earnings equal to the aggregate amount of the difference between the market price on the closing date of the private placement and the $25 offering price. Based upon the October 31, 2005 closing price of $37.55, the one time non-cash after tax charge would be approximately $9.0 million or $0.73 per share. The Company anticipates the Private placement to be completed in January 2006.

Concurrent with the closing of the acquisition of the LM Capital Markets, the Company anticipates issuing approximately 1,370,000 shares of restricted stock units to key associates of LM Capital Markets. The Company also anticipates issuing approximately 530,000 restricted stock units as a match for LM Capital Markets personnel who purchase Stifel Financial Corp. common stock in the private placement. Based upon the aforementioned closing price, the estimated annual after tax charge related to the restricted stock units issued to the LM Capital Markets associates would be approximately $14.3 million. Substantially all of the restricted units will vest annually over three years. In addition, the Company anticipates various integration charges associated with the transaction which may be significant.

Conference Call Information

Stifel Financial Corp. will hold a conference call November 8, 2005, at 10:00 a.m. EST. This call will be Web cast and can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. To participate on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call.

Company Information

Stifel Financial Corp. is a financial services holding company whose subsidiaries are engaged in general securities brokerage, investment banking, and money management with 92 locations in 17 states, primarily in the Midwest. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward-Looking Statements

Statements in this news release contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to the Company and those specific to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, actions of competitors, regulatory actions, changes in legislation, and technology changes. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this news release. The Company does not undertake any obligation to publicly update any forward-looking statements.

# # #

(Tables attached)

Stifel Financial Corp. Summary of Results of Operations (Unaudited)
(In Thousands, Except Per Share Amounts)
	Three Months Ended						Percent Change From
	9/30/2005	% of Net Revenues	6/30/2005	% of Net Revenues	9/30/2004	% of Net Revenues	6/31/2005	9/30/2004
Revenues
Commissions	$ 26,421	41.4%	$ 23,557	36.8%	$ 22,112	39.7%	12%	19%
Principal transactions	11,707	18.3%	15,656	24.5%	11,532	20.7%	-25%	2%
Investment banking	10,974	17.2%	10,761	16.8%	10,516	18.9%	2%	4%
Asset management and service fees	11,445	17.9%	10,146	15.9%	8,895	16.0%	13%	29%
Other	174	0.3%	773	1.2%	211	0.3%	-77%	-18%
Total operating revenues	60,721	95.1%	60,893	95.2%	53,266	95.6%	0%	14%
Interest revenue	4,679	7.3%	4,318	6.7%	3,552	6.4%	8%	32%
Total revenues	65,400	102.4%	65,211	101.9%	56,818	102.0%	0%	15%
Less: Interest expense	1,542	2.4%	1,240	1.9%	1,123	2.0%	24%	37%
Net revenues	63,858	100.0%	63,971	100.0%	55,695	100.0%	0%	15%
Non-Interest Expenses
Employee compensation and benefits	42,369	66.3%	41,593	65.0%	35,873	64.4%	2%	18%
Occupancy and equipment rental	5,443	8.5%	5,117	8.0%	5,089	9.1%	6%	7%
Communication and office supplies	2,677	4.2%	2,891	4.5%	2,718	4.9%	-7%	-2%
Commissions and floor brokerage	946	1.5%	994	1.6%	970	1.7%	-5%	-2%
Other operating expenses	4,274	6.7%	4,071	6.4%	4,008	7.3%	5%	7%
Total non-interest expenses	55,709	87.2%	54,666	85.5%	48,658	87.4%	2%	14%
Income before income taxes	8,149	12.8%	9,305	14.5%	7,037	12.6%	-12%	16%
Provision for income taxes	3,253	5.1%	3,685	5.8%	2,780	5.0%	-12%	17%
Net income	$ 4,896	7.7%	$ 5,620	8.8%	$ 4,257	7.6%	-13%	15%
Per Share Information
	Three Months Ended					Percent Change From
	9/30/2005	6/30/2005		9/30/2004			6/30/2005	9/30/2004
Earnings Per Share:
Basic	$ 0.50		$ 0.58	$ 0.44			-14%	14%
Diluted	$ 0.39		$ 0.46	$ 0.35			-15%	11%
Number of Shares for Earnings Per Share Computations:
Basic shares	9,768		9,720	9,709			1%	1%
Diluted shares	12,544		12,350	12,320			2%	2%
Note: certain prior period amounts have been reclassified to conform to the current year presentation.

Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
(In Thousands, Except Per Share Amounts)
	Nine Months Ended				Change
	9/30/2005	% of Net Revenues	9/30/2004	% of Net Revenues	Amount	Percent
Revenues
Commissions	$ 74,313	39.5%	$ 71,291	39.1%	$ 3,022	4%
Principal transactions	41,104	21.9%	41,835	22.9%	(731)	-2%
Investment banking	32,716	17.4%	34,685	19.0%	(1,969)	-6%
Asset management and service fees	31,042	16.5%	26,583	14.6%	4,459	17%
Other	292	0.2%	1,764	0.9%	(1,472)	-83%
Total operating revenues	179,467	95.5%	176,158	96.5%	3,309	2%
Interest revenue	12,437	6.6%	9,665	5.3%	2,772	29%
Total revenues	191,904	102.1%	185,823	101.8%	6,081	3%
Less: Interest expense	3,887	2.1%	3,267	1.8%	620	19%
Net revenues	188,017	100.0%	182,556	100.0%	5,461	3%
Non-Interest Expenses
Employee compensation and benefits	124,651	66.3%	119,238	65.3%	5,413	5%
Occupancy and equipment rental	16,065	8.5%	15,292	8.4%	773	5%
Communication and office supplies	8,129	4.3%	7,633	4.2%	496	6%
Commissions and floor brokerage	2,784	1.5%	2,692	1.5%	92	3%
Other operating expenses	11,670	6.3%	12,542	6.8%	(872)	-7%
Total non-interest expenses	163,299	86.9%	157,397	86.2%	5,902	4%
Income before income taxes	24,718	13.1%	25,159	13.8%	(441)	-2%
Provision for income taxes	9,844	5.2%	8,993	4.9%	851	9%
Net income	$ 14,874	7.9%	$ 16,166	8.9%	$ (1,292)	-8%
Per Share Information
	Nine Months Ended				Change
	9/30/2005		9/30/2004		Amount	Percent
Earnings Per Share:
Basic	$ 1.52		$ 1.67		$ (0.15)	-9%
Diluted	$ 1.19		$ 1.32		$ (0.13)	-10%
Number of Shares for Earnings Per Share Computations:
Basic shares	9,774		9,707		67	1%
Diluted shares	12,452		12,249		203	2%
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

Stifel Financial Corp.
Summary of Segment Data & Statistical Information (Unaudited)
($ In Thousands, Except Per Share Amounts)

Segment Data
	Three Months Ended			Percent Change From		Nine Months Ended		Change
Net Revenues	9/30/2005	6/30/2005	9/30/2004	6/30/2005	9/30/2004	9/30/2005	9/30/2004	Percent
Private client	$ 51,260	$ 48,262	$ 42,889	6%	20%	$ 146,680	$139,975	5%
Equity capital markets	8,284	9,354	8,444	-11%	-2%	26,252	28,497	-8%
Fixed income capital markets	2,990	4,594	3,623	-35%	-17%	11,679	11,707	0%
Other	1,324	1,761	739	-25%	79%	3,406	2,377	43%
Total net revenues	$ 63,858	$ 63,971	$ 55,695	0%	15%	$ 188,017	$182,556	3%

Operating Contribution
Private client	$ 12,724	$ 11,571	$ 10,559	10%	21%	$ 35,483	$ 36,392	-2%
Equity capital markets	2,344	3,322	2,134	-29%	10%	8,396	8,465	-1%
Fixed income capital markets	(36)	885	563	n/a	n/a	1,391	1,509	-8%
Other / unallocated overhead	(6,883)	(6,473)	(6,219)	n/a	n/a	(20,552)	(21,207)	n/a
Income before income taxes	$ 8,149	$ 9,305	$ 7,037	-12%	16%	$ 24,718	$ 25,159	-2%
Statistical Information
	Three Months Ended			Percent Change From		Nine Months Ended		Change
	9/30/2005	6/30/2005	9/30/2004	6/30/2005	9/30/2004	9/30/2005	9/30/2004	Percent
Total Operating Revenues	$ 60,721	$ 60,893	$ 53,266	0%	14%	$ 179,467	$176,158	2%
Net Operating Interest	4,224	3,854	3,205	10%	32%	11,189	8,727	28%
Non-Interest Expenses (1)	52,591	51,732	46,046	2%	14%	154,442	149,935	3%
Adjusted EBITDA (2)	12,354	13,015	10,425	-5%	18%	36,214	34,950	4%
Amortization and Depreciation	3,118	2,934	2,612	6%	19%	8,857	7,462	19%
Interest on Long-Term Debt (3)	1,087	776	776	40%	40%	2,639	2,329	13%
Income before income taxes	8,149	9,305	7,037	-12%	16%	24,718	25,159	-2%
Provision for income taxes	3,253	3,685	2,780	-12%	17%	9,844	8,993	9%
Net income	$ 4,896	$ 5,620	$ 4,257	-13%	15%	$ 14,874	$ 16,166	-8%
Earnings Per Share (4) :
Diluted	$ 0.39	$ 0.46	$ 0.35	-15%	11%	$ 1.19	$ 1.32	-10%

Stockholders' Equity	$ 146,443	$ 138,536	$ 123,154	6%	19%
Book Value Per Share	$ 14.89	$ 14.25	$ 12.71	4%	17%
Total Assets	$ 448,025	$ 439,497	$ 384,039	2%	17%
Investment Executives	458	434	425	6%	8%
Full-Time Employees	1,220	1,189	1,158	3%	5%
Locations	92	90	86	2%	7%
Total Client Assets	$24,561,000	$23,466,000	$19,594,000	5%	25%

(1) Non-interest expenses exclude depreciation and amortization of intangibles and employment incentives. Employment incentives include up-front loans and restricted stock units.

(2) Adjusted EBITDA, which is defined as net income before income taxes, depreciation, amortization of intangibles and employment incentives, and interest on long-term debt, represents a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is included in the table above. The Company believes that adjusted EBITDA is a useful measure of financial performance because of its focus on the Company's results from operations before income taxes, depreciation, amortization, and interest. The Company also believes that this measure is an alternative financial measure of performance used by investors, rating agencies, and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

(3) Long-term debt is composed of 9% $34.5 million Debenture to Stifel Financial Capital Trust I issued April 25, 2002 and of 6.38% $35.0 million Debenture to Stifel Financial Capital Trust II issued on August 12, 2005.

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.